MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
PLEASE INCLUDE A TYPED     1560  BROADWAY,  SUITE  200
SELF-ADDRESSED ENVELOPE        DENVER,  CO  80202
                                 (303) 894-2251
MUST  BE  TYPED                FAX (303) 894-2242
FILING  FEE:  $50.00
MUST  SUBMIT  TWO  COPIES

                            ARTICLES OF INCORPORATION


Corporation  Name     Anything,  Inc.
                      ---------------

Principal  Business  Address     5028N. Academy Blvd., Colorado Springs, CO80918
                                 -----------------------------------------------
                                        (Include  City,  State,  Zip)

Cumulative  voting  shares  of  stock  is  authorized.  Yes  ____     No  XX
                                                                         ----

If  duration  is  less  than  perpetual  enter  number  of  years ______________

Preemptive  rights  are  granted  to  shareholders.  Yes  ____     No  XX
                                                                      ----

STOCK INFORMATION: (if additional space is needed, continue on a separate sheet of paper.)

Stock  Class     Common     Authorized  Shares-     1,000,000     Par  Value  NO
                 ------                             ---------                 --

Stock  Class     ______     Authorized  Shares      _________     Par  Value  __

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name      Schick               First & Middle Name      Robert  C.
               ------                                        ----------

Street Address   5028  N.Academy  Blvd,  Colorado  Springs,  CO80918
                 ---------------------------------------------------
                           (include  City,  State,  Zip)
The  undersigned  consents  to  the appointment as the initial registered agent.

Signature  of  Registered  Agent  ___________________________________

These  articles  are  to  have  a  delayed effective date of:     August15, 1997
                                                                  --------------

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

       NAME                                          ADDRESS
Robert  C.Schick                      5028  N.AcademyBlvd,  ColoradoSprings,  CO
------------------------------------  ------------------------------------------
                                                                           80918
------------------------------------  ------------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as corporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature  /s/  Robert  C.  Schick     Signature  ____________________________
           -----------------------
                                                                    Revised 7/95

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